Exhibit 99.1

Nielsen Enters into Agreement to be Acquired by Evergreen- and Brookfield-Led Consortium for $16 Billion

Shareholders to receive $28 per share

60% premium to Nielsen’s unaffected stock price

Nielsen to commence 45-day go-shop period

Transformative Nielsen ONE product rollout remains on track

NEW YORK, March 29, 2022 /PRNewswire/ — Nielsen Holdings plc (NYSE: NLSN) (“Nielsen”) today announced that it has entered into a definitive agreement to be acquired by a private equity consortium (“Consortium”) led by Evergreen Coast Capital Corporation (“Evergreen”), an affiliate of Elliott Investment Management L.P. (“Elliott”), and Brookfield Business Partners L.P. together with institutional partners (collectively “Brookfield”) for $28 per share in an all-cash transaction valued at approximately $16 billion, including the assumption of debt.

The Nielsen Board of Directors voted unanimously to support the acquisition proposal, which represents a 10% premium over the Consortium’s previous proposal and a 60% premium over Nielsen’s unaffected stock price as of March 11, 2022, the last trading day before market speculation regarding a potential transaction. The Board reached this determination following a comprehensive review of the proposal, with the assistance of its independent financial and legal advisors.

“After a thorough assessment, the Board determined that this transaction represents an attractive outcome for our shareholders by providing a cash takeout at a substantial premium, while supporting Nielsen’s commitment to our clients, employees and stakeholders. The Consortium sees the full potential of Nielsen’s leadership position in the media industry and the unique value we deliver for our clients worldwide,” said James A. Attwood, Chairperson of Nielsen’s Board of Directors.

“After months of deep market analysis, industry diligence and management reviews, we are firmly convinced that Nielsen will continue to be the gold standard for audience measurement as it executes on the Nielsen ONE roadmap,” said Managing Partner Jesse Cohn and Senior Portfolio Manager Marc Steinberg on behalf of Evergreen and Elliott. “Having first invested in Nielsen nearly four years ago, we have a unique appreciation for the Company’s ongoing relevance to the global, digital-first media ecosystem. Today’s outcome represents a significant win for Nielsen’s shareholders and for the business itself, as our multibillion-dollar investment will help Nielsen reinforce its transformation at this critical inflection point. We are pleased to partner with David and the existing management team to lead Nielsen after the transaction is completed.”

“Nielsen is deeply embedded in the media ecosystem and a trusted service provider to its customers. As a private company, Nielsen will be even better positioned to deliver the best measures of consumers’ rapidly changing behaviors across all channels and platforms,” commented Dave Gregory, Managing Partner, Brookfield Business Partners. “We are pleased to invest in this iconic company and help lead the industry into the next generation of audience measurement.”

The Consortium has secured fully committed debt and equity financing, including an approximately $5.7 billion equity commitment from the Consortium consisting of Evergreen and Brookfield. There are no financing conditions to the closing of the transaction.

The transaction is subject to approval by Nielsen shareholders, regulatory approvals, consultation with the works council and other customary closing conditions. The transaction will also be subject to UK court approval pursuant to a scheme of arrangement. Alternatively, pursuant to the agreement, the parties may elect instead to complete the transaction pursuant to an agreed-upon tender offer. If the closing conditions are met, the transaction is expected to close in the second half of 2022.

The Company no longer intends to commence share repurchases under the Board’s previously approved authorization.

“Go-Shop” Period

The transaction agreement provides for a “go-shop” period, during which Nielsen – with the assistance of its financial advisors, J.P. Morgan and Allen & Company, and its legal advisors – will actively solicit, evaluate and potentially enter into negotiations with parties that offer alternative acquisition proposals. The go-shop period expires 45 days after Nielsen’s entry into the transaction agreement. Following that period, Nielsen will be permitted to continue discussions and enter into or recommend a transaction with any person or group that submitted a qualifying proposal during the 45-day period, if the Board determines the proposal is superior to this transaction. A competing bidder who makes a superior proposal would bear a $102 million (1% percent of equity value) termination fee that is payable by Nielsen if Nielsen terminates the transaction agreement with the Consortium to accept such superior proposal.

Advisors

J.P. Morgan and Allen & Company LLC are acting as lead financial advisors to Nielsen. PJT Partners is also acting as an advisor to Nielsen. Wachtell, Lipton, Rosen & Katz, Clifford Chance LLP, DLA Piper, and Baker McKenzie are serving as legal advisors to Nielsen. Gibson, Dunn & Crutcher LLP and Herbert Smith Freehills LLP are serving as legal advisors to Evergreen and the Consortium, and Davis Polk & Wardwell LLP is acting as legal advisor to Brookfield. BofA Securities, Barclays, Credit Suisse, Mizuho Securities USA LLC, HSBC Securities (USA) Inc., and Citi are serving as financial advisors to Evergreen and Brookfield.

Debt commitments to Evergreen and Brookfield were provided by Bank of America, Barclays, Credit Suisse, Mizuho Securities USA LLC, HSBC Bank USA National Association, KKR Capital Markets, Citi, Nomura Securities International Inc., and Ares Capital Management LLC.

For further information regarding all terms and conditions contained in the definitive transaction agreement, please see Nielsen’s Current Report on Form 8-K, which will be filed in connection with this transaction.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction and Nielsen ONE. Factors leading thereto may include, without limitation, the risks related to Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Nielsen’s business, the failure of Nielsen’s new business strategy in accomplishing Nielsen’s objectives, economic or other conditions in the markets Nielsen is engaged in, impacts of actions and behaviors of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules and processes affecting Nielsen’s business, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the proposed transaction, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, and other specific risk factors that are outlined in Nielsen’s disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as its 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Nielsen assumes no obligation to update any written or oral forward-looking statement made by Nielsen or on its behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Nielsen’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 675 Avenue of the Americas, New York, NY 10010, Attention: Corporate Secretary; telephone (410) 717-7134, or from Nielsen’s website www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2021 Annual General Meeting, which was filed with the SEC on April 12,

2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

About Nielsen

Nielsen shapes the world’s media and content as a global leader in audience measurement, data and analytics. Through our understanding of people and their behaviors across all channels and platforms, we empower our clients with independent and actionable intelligence so they can connect and engage with their audiences—now and into the future.

An S&P 500 company, Nielsen (NYSE: NLSN) operates around the world in more than 55 countries. Learn more at www.nielsen.com or www.nielsen.com/investors and connect with us on Instagram, Facebook, Twitter, LinkedIn.

About Elliott and Evergreen

Elliott Investment Management L.P. manages approximately $51.5 billion of assets. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm. Evergreen Coast Capital Corp. is Elliott’s Menlo Park affiliate, which focuses on technology investing.

About Brookfield Business Partners

Brookfield Business Partners is a global business services and industrials company focused on owning and operating high-quality businesses that provide essential products and services and benefit from a strong competitive position. Investors have flexibility to invest in our company either through Brookfield Business Corporation (NYSE, TSX:BBUC), a corporation, or Brookfield Business Partners L.P. (NYSE: BBU; TSX:BBU.UN), a limited partnership. For more information, please visit https://bbu.brookfield.com.

Brookfield Business Partners is the flagship listed vehicle of Brookfield Asset Management’s Private Equity Group. Brookfield Asset Management is a leading global alternative asset manager with approximately $690 billion of assets under management. More information is available at www.brookfield.com.

Contact

Nielsen

Investors

Sara Gubins

sara.gubins@nielsen.com

646.283.7571

Media

Connie Kim

connie.kim@nielsen.com

240.274.9999